AMENDMENT NO. 2 AND WAIVER TO
                                CREDIT AGREEMENT
                                ----------------


           This AMENDMENT NO. 2 (this "Amendment"), dated as of February 22, 2005, to the CREDIT AGREEMENT, dated as of July 22, 2004 (the "Credit Agreement") among Quest Cherokee, LLC, a Delaware limited liability company (the "Borrower"), the guarantors party thereto and the Lenders (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement, as amended) party thereto, UBS Securities LLC, as Arranger, Bookmanager, Documentation Agent and Syndication Agent, UBS AG, Stamford Branch, as Issuing Bank, LC Facility Issuing Bank, Administrative
Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, is entered into by and among the Borrower, the Guarantors and the several Lenders that have executed a signature page hereto.

                               R E C I T A L S:
                               ----------------

           A. Section 11.02 of the Credit Agreement provides that the Credit Agreement may be amended with the consent of the Borrower and the Required Lenders.

           B. The Borrower, the Agents and the Lenders wish to amend the Credit Agreement to allow the Borrower to issue an additional $12.0 million of Subordinated Notes, which amendment includes $5.0 million of Subordinated Notes issued on February 11, 2005, and for the Term B Commitment to be increased by $5.0 million such that the total the Term B Commitment will be $124.7 million.

           C. The undersigned Lenders collectively constitute the Required Lenders and, with respect to the increase in the Term B Commitment, the Term B Lenders party hereto agree to provide Additional Term B Commitments in the amount set forth next to their name on the signature page hereto.

           D. The Requisite Lenders waive the Default or Events of Default of the Credit Agreement outstanding as of the date detailed in Section Two of this Amendment.

           E. The Borrower and the undersigned Lenders hereby agree to amend the Credit Agreement on the terms and to the extent set forth herein.

                              A G R E E M E N T :
                              -------------------

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           SECTION 1. Amendments. The following amendments to the Credit Agreement shall be effective as of the Amendment No. 2 Effective Date:

           (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in alphabetical order:

      "'Additional Subordinated Notes' shall mean an aggregate of $12.0 million of Borrower's 15% Junior Subordinated Notes due 2010 issued pursuant to the Additional Subordinated Notes Agreement (plus the amount of any interest paid in kind which may be added to the principal of such Subordinated Notes)."

      "'Additional Subordinated Notes Agreement' shall mean the Amended and Restated Note Purchase Agreement between Borrower and Cherokee Energy Partners LLC dated as of February 11, 2005 and substantially in the form attached hereto as Annex A and as thereafter amended from time to time subject to the requirements of this Agreement."

      "'Additional Term B Commitment' shall mean, with respect to each Lender, the commitment, if any, of such Lender to make an Additional Term B Loan hereunder on the Amendment No. 2 Effective Date in the amount set forth on the signature page to Amendment No. 2 to the Credit Agreement executed and delivered by such Lender (as adjusted by the Administrative Agent if necessary), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Additional Term B Commitment, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate amount of the Lenders' Additional Term B Commitments is $5.0 million."

      "'Additional Term B Loan' shall mean a loan made by the Lenders to Borrower pursuant to Section 2.01(a)(ii). Each Additional Term B Loan shall either be an ABR Term Loan or a Eurodollar Term B Loan."

      "'Amendment No. 2 Effective Date' shall mean the date the conditions precedent contained in Section 3 of Amendment No. 2 to the Credit Agreement are satisfied in all respects."

      "'Original Subordinated Notes' shall mean an aggregate of $51.0 million of Borrower's 15% Junior Subordinated Notes due 2010 issued pursuant to the Original Subordinated Notes Agreement (plus the amount of any interest paid in kind which may be added to the principal of such Subordinated Notes)."

      "'Original Subordinated Notes Agreement' shall mean the Note Purchase Agreement between Borrower and Cherokee Energy Partners LLC dated as of December 22, 2003 pursuant to which the Original Subordinated Notes were issued and as thereafter amended from time to time subject to the requirements of this Agreement."

      "'Original Term B Commitment' shall mean, with respect to each Lender, the commitment, if any, of such Lender to make an Original Term B Loan hereunder on the Closing Date in the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Original Term B
Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate amount of the Lenders' Original Term B Commitments was $120.0 million."

      "'Original Term B Loan' shall mean a loan made by the Lenders to Borrower pursuant to Section 2.01(a)(i). Each Original Term B Loan shall be either an ABR Term Loan or a Eurodollar Term B Loan."

      "'Wells In-Progress' shall mean a well that has been drilled but has not yet been connected to the Borrower's gathering system."

           (b) Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end of the definition of "Applicable Margin":

"provided, however, that until such time as the Borrower's Total Leverage Ratio as of any Test Period (as set forth in a Compliance Certificate delivered pursuant to Section 5.01(d) and effective as of the date of such delivery) is less than 4.0 to 1.0, the Applicable Margin, with respect to any Term B Loan, Revolving Loan or, for purposes of Section 2.05(d), LC Facility Letter of Credit, as the case may be, shall be the applicable basis points set forth below under the appropriate caption

                                         Eurodollar      ABR
                                         ----------      ---

           Term B Loans                      475         375
           Revolving Loans                   450         350
           LC Facility Letter of Credit      475         375"


           (c) Section 1.01 of the Credit Agreement is hereby amended by deleting each of the following definitions and replacing it with the following:

      "'Capital Expenditures' shall mean, for any period, without duplication, the cash expenditures made or Indebtedness incurred during such period for the property, plant and equipment and the work-in-progress as reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, determined in accordance with GAAP, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property pursuant to Section 2.10(f), (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions and (iii) expenditures made with the proceeds of the Original Term B Loan. For the avoidance of doubt, the acquisition of undeveloped oil and gas leasehold interests in the Cherokee Basin shall be considered Capital Expenditures."

      "'Consolidated EBITDA' shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Borrower only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and regulations applicable to such Subsidiary or its equityholders):

           (a) Consolidated Interest Expense and interest expense on the Subordinated Notes for such period,

           (b) Consolidated Amortization Expense for such period,

           (c) Consolidated Depreciation Expense for such period,

           (d) Consolidated Tax Expense for such period,

           (e) costs and expenses directly incurred in connection with the Transactions (not to exceed $6.3 million), and

           (f) the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(y) subtracting therefrom, in each case only to the extent (and in the same proportion) added in determining Consolidated Net Income, (i) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (ii) any general and administrative expenses that are capitalized and added to the gross property, plant and equipment account during such period under the full cost method of accounting.

      Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

      "'Excess Cash Flow Period' shall mean (i) the period taken as one accounting period from July 1, 2004 and ending on December 31, 2004 and (ii) thereafter the two fiscal quarter periods ending at the end of Borrower's second and fourth quarters."

      "'Financial Officer' shall mean with respect to any person, the chief financial officer or the chief executive officer of such person."

      "'Subordinated Notes' shall mean, collectively, the Original Subordinated Notes and the Additional Subordinated Notes."

      "'Subordinated Notes Agreement' shall mean, collectively, the Original Subordinated Notes Agreement and the Additional Subordinated Notes Agreement.

      "'Term B Commitment' shall mean, collectively, the Original Term B Commitment and the Additional Term B Commitment."

      "'Term B Loan' shall mean, collectively, the Original Term B Loans and the Additional Term B Loans."

      "'Total Net Debt' shall mean, at any time, (a) the total principal amount of Indebtedness of Borrower and its Subsidiaries at such time (excluding the aggregate principal amount of Subordinated Notes and Indebtedness of the type described in clauses (j) and (k) (except to the extent of any unreimbursed drawings thereunder) and (h) of the definition of such term), less (b) the amount, not in excess of $10.0 million, of unrestricted cash on hand at Borrower and the Subsidiary Guarantors. The fact that the Collateral Agent holds a Lien against funds on deposit in accounts will not cause such funds to be considered restricted for purposes of this definition."

           (d) Section 2.01(a) of the Credit Agreement is hereby amended by replacing it with the following:

      "(a) (i) to make an Original Term B Loan to Borrower on the Closing Date in the principal amount not to exceed such Lender's Original Term B Commitment and, at any time and from time to time during the LC Facility Availability Period, to the extent provided in clause (ii) to the proviso of Section 2.18(e), to make an Original Term B Loan in an aggregate principal amount at any time outstanding that will not result in such Lender's LC Facility LC Exposure exceeding such Lender's original LC Facility Commitment and (ii) to make an Additional Term B Loan to Borrower on the Amendment No. 2 Effective Date with the principal amount not to exceed such Lender's Additional Term B Commitment;"

           (e) The first paragraph of Section 2.03 of the Credit Agreement is amended by replacing it with the following:

"To request any Borrowing, Borrower shall deliver, by hand delivery or telecopy, a duly completed and executed Borrowing Request to the Administrative Agent, executed by a Financial Officer of the Borrower (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, two (2) Business Day before the date of the proposed Borrowing (other than any advance made under the Swingline Commitment). Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

           (a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term B Loans;

           (b) the aggregate amount of such Borrowing;

           (c) the date of such Borrowing, which shall be a Business Day;

           (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; provided that Eurodollar Borrowings shall not be available until the earlier of (i) August 31, 2004 and (ii) the date on which the Syndication Agent shall have notified Borrower that a Successful Syndication has been achieved; provided, further, however, that if on August 31, 2004, the Syndication Agent shall not have notified Borrower that a Successful Syndication has been achieved, then Borrower shall only be entitled to select Interest Periods for Eurodollar Borrowings of one month until it has been so notified;

           (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

           (f) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c);

           (g) that the conditions set forth in Sections 4.02(b)-(d) have been satisfied as of the date of the notice;

           (h) the proposed use of proceeds of such Borrowing;

           (i) the Borrower's cash balance as of the close of the Business Day immediately preceding the date of such Borrowing Request;

           (j) if the borrowing request is made (i) before January 1, 2007, the fiscal quarter-to-date Capital Expenditures (through the end of the month for which the Borrower has delivered financial statements pursuant to
      Section 5.01(c)), together with the amount of permitted Capital Expenditures for the applicable quarter, or (ii) on or after January 1, 2007, the Excess Cash Flow Period-to-date Capital Expenditures (through the end of the month for which the Borrower has delivered financial statements pursuant to Section 5.01(c)), together with the amount of permitted Capital Expenditures for the applicable Excess Cash Flow Period;

           (k) a report of gross production volume for each of the last 30 days;

           (l) a calculation of the 20-day average gross production figures using the highest production results achieved for any 20 of the last 30 days ("Average Production"); and

           (m) during calendar year 2005, a summary of wells drilled since January 1, 2005, classifying wells according to one of two types: (i) one of 26 wells "carried over" from the 2004 drilling budget or (ii) one of up to 150 wells (in addition to the 26 wells described in clause (i) above) after the Drilling Recommencement Date.

           (f) Section 2.17(a) of the Credit Agreement is hereby amended by replacing the "$10.0 million" in clause (i) with $500,000."

           (g) Section 3.12 of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      "SECTION 3.12 Use of Proceeds. Subject to the provisions of Section 5.08, Borrower will use the proceeds of (a) the Original Term B Loans to effect the Refinancing, pay related fees, commissions and expenses, and for working capital and general corporate purposes (including to effect Permitted Acquisitions),
(b) the Revolving Loans and Swingline Loans after the Closing Date for working capital and general corporate purposes (including to effect Permitted Acquisitions), it being understood that no Revolving Loans shall be made on the Closing Date, (c) the LC Facility Letter of Credit to provide credit support for certain Commodity Hedging Obligations and (d) the Additional Term Loan B Loans to repay $3.0 million of Revolving Loans outstanding on the Amendment No. 2 Effective Date and the remainder for working capital and capital expenditures."

           (h) Section 5.01(a) of the Credit Agreement is amended by deleting clause (ii) thereof in its entirety and replacing it with the following:

           "(ii)a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidated basis, the financial condition, results of operations and cash flows as of the end of and for such fiscal year and, commencing with the fiscal year ended December 31, 2005, a comparison of the financial condition, results of operations and cash flows for such fiscal year to the previous fiscal year and to the budgeted amounts,"

           (i) Section 5.01(c) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      "(c) Monthly Reports. Within 45 days after the end of each of the first two months of each fiscal quarter beginning with January, 2005, (i) the consolidated balance sheet of Borrower as of the end of such month and the related consolidated statements of operations, cash flows and members' equity of Borrower for such month and for the then elapsed portion of the fiscal year, in comparative form (including operational and statistical information consistent with internal and industry wide reporting standards in form reasonably satisfactory to the Administrative Agent), with the consolidated statements of operations and cash flows for the comparable periods in the previous fiscal year and budgeted amounts, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, (ii) a management report in a form substantially similar to the existing "Monthly Operating and Financial Report" provided to the Borrower's Board of Managers and reasonably satisfactory to the Administrative Agent setting forth, on a consolidated basis, the financial condition, results of operations and cash flows for such month and for the then elapsed portion of the fiscal year compared in reasonable detail to the comparable periods in the previous fiscal year; provided that such monthly report shall include, without limitation, a comparison and a discussion of actual financial, drilling, completion, production and pricing results to the monthly budgeted amounts."

           (j) Section 5.01(h) of the Credit Agreement is amended by deleting it in its entirety and replacing as follows:

      "(h) Budgets. No later than 30 days prior to the first day of each fiscal year of Borrower (i) a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of operations and cash flows for each of Borrower's business units and balance sheets) for the next two fiscal years prepared on a monthly basis for the first year addressed therein, and a quarterly basis for the second year addressed therein and (ii) projections on an annual basis through the Final Maturity Date, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, accompanied by the statement of a Financial Officer of Borrower to the effect that each of the budget and projections of Borrower is a reasonable estimate for the period covered thereby."

           (k) Section 5.01(l)(i) of the Credit Agreement is amended by deleting it in its entirety and replacing as follows:

      "(i) As soon as available and in any event by March 31 and August 15 of each year, commencing January 1, 2005, Borrower shall deliver to the Administrative Agent and each Lender a Reserve Report prepared as of the immediately preceding December 31 and June 30, respectively; provided, that such Reserve Report shall provide data on a monthly basis for the first twelve months covered therein."

           (l) Section 5.01(l) of the Credit Agreement is amended by adding a new Section 5.01(l)(iv) as follows:

      "(iv) Beginning February 28, 2005, not later than 5:00 p.m. New York City time on the Monday following the preceding week, the Borrower shall provide a weekly production report to the Administrative Agent, which report shall be in a form reasonably satisfactory to the Administrative Agent."

           (m) Section 5.07(a) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      "(a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts, condition and Mineral Interests of any Company with the officers and employees thereof and advisors therefor (including without limitation the Approved Petroleum Engineer and independent accountants). The Administrative Agent shall have the right, at the Borrower's expense, to hire an independent petroleum engineer to review, among other things, the Reserve Report delivered pursuant to Section 5.01(l), the work of the Approved Petroleum Engineer and the Borrower's reserves; provided that in connection with employing any such independent petroleum engineer, the Administrative Agent may, at its option, elect to (i) coemploy the Borrower's Approved Petroleum Engineer or (ii) hire its own reserve engineer. Borrower shall, and shall use its reasonable efforts to cause the Approved Petroleum Engineer to, cooperate fully in connection with any such review."

           (n) Section 5.07 of the Credit Agreement is amended by adding the following as a new Section 5.07(c):

      "(c) The Administrative Agent shall have the right, in consultation with the Borrower and at the Borrower's expense, to, from time to time, hire an independent consultant to review, among other things, the Borrower's business, financial controls and operations. Borrower shall, and shall use its reasonable efforts to cause its accountants and other advisors to, cooperate fully in connection with any such review."

           (o) Section 5.08 of the Credit Agreement is amended by adding the following as a new second paragraph thereto:

      "Notwithstanding the foregoing, until the later of (i) the first Test Period for which the Borrower has delivered a Compliance Certificate certifying that the Borrower's Total Leverage Ratio is less than 3.5 to 1.0 after giving effect to such Borrowing and (ii) December 31, 2005, the proceeds of the Revolving Loans may be used for working capital purposes only."

           (p) Section 6.01(c) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      "(c) the Subordinated Notes; provided that the aggregate principal amount of such Subordinated Note does not exceed $63,000,000 (plus the amount of any interest paid in kind which may be added to the principal of such Subordinated Notes) at any time;"

           (q) The Credit Agreement shall be amended by adding a new Section
5.17 as follows:

           "Section 5.17. Repricing Fee. Pay each Term B Lender a repricing fee of 1.0% of the outstanding Term B Loans held by such Lender upon any repricing of the Applicable Margin on Term B Loans on or prior to the first anniversary of the Amendment No. 2 Effective Date."

           (r) Section 6.10(a) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      "(a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio for any Test Period ending on the dates set forth in the table below to exceed the ratio set forth opposite such period in the table below:

          ---------------------------------------------------
             Test Period Ending              Leverage Ratio
             ------------------              --------------
          ---------------------------------------------------
          March 31, 2005                        5.50 to 1.0
          ---------------------------------------------------
          June 30, 2005                         5.00 to 1.0
          ---------------------------------------------------
          September 30, 2005                    4.50 to 1.0
          ---------------------------------------------------
          December 31, 2005                     3.80 to 1.0
          ---------------------------------------------------
          March 31, 2006                        3.30 to 1.0
          ---------------------------------------------------
          June 30, 2006                         2.90 to 1.0
          ---------------------------------------------------
          September  30,  2006 and thereafter   2.50 to 1.0
          ---------------------------------------------------


           (s) Section 6.10(c) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      (c) Minimum Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any Test Period (i) ending in 2005 to be less than 2.7 to 1.0 and (ii) thereafter to be less than 3.5 to 1.0.

           (t) Section 6.10(d) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      (d) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any Test Period (i) in 2006 ending on or prior to September 30, 2006 to be less than 1.0 to 1.0, (ii) ending December 31, 2006 to be less than 1.1 to 1.0, (iii) ending in 2007 to be less than 1.25 to 1.0 and
(iv) thereafter to be less than 1.5 to 1.0.

           (u) Section 6.10(e) of the Credit Agreement is amended by deleting it in its entirety and replacing it with the following:

      (e) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures for any quarter ending on the date set forth in the table below to exceed the amount set forth opposite such period below:

          -------------------------------------------------
                  Quarter Ending       Amount (in millions)
                  --------------       --------------------
          -------------------------------------------------
          March 31, 2005                       $15.0
          -------------------------------------------------
          June 30, 2005                        $7.25
          -------------------------------------------------
          September 30, 2005                   $9.5
          -------------------------------------------------
          December 31, 2005                   $13.25
          -------------------------------------------------
          March 31, 2006                      $10.00
          -------------------------------------------------
          June 30, 2006                       $10.00
          -------------------------------------------------
          September 30, 2006                  $10.00
          -------------------------------------------------
          December 31, 2006                   $10.00
          -------------------------------------------------


and, commencing January 1, 2007, permit the aggregate amount of Capital Expenditures in any Excess Cash Flow Period to exceed Budgeted Capital Expenditures for such Excess Cash Flow Period; provided such amount for any Excess Cash Flow Period shall be increased by an amount, if any, equal to (i) the amount of Net Cash Proceeds of Excluded Issuances designated for Capital Expenditures for such Excess Cash Flow Period and (ii) the portion of Excess Cash Flow not required to be applied to Loans pursuant to Section 2.10(g) for the immediately preceding Excess Cash Flow Period or used to pay a Dividend or Subordinated Note payment pursuant to Section 6.08(c).

           During any quarter between January 1, 2005 and December 31, 2006, permitted Capital Expenditures shall be increased by the difference between the sum of the quarterly maximum Capital Expenditures amounts for each quarter between January 1, 2005 and the current quarter and the cumulative Capital Expenditures made between January 1, 2005 and the current quarter.

           At the request of Borrower, and upon demonstration by Borrower to the Administrative Agent of Borrower's compelling need to make Capital Expenditures in excess of the limitations referred to in this Section 6.10(e), the Administrative Agent in its sole discretion shall be entitled to approve an increase in the Capital Expenditures limitations for any Excess Cash Flow Period set forth above of up to 5% of the aggregate amount set forth above with respect to such Excess Cash Flow Period."

           (v) The Credit Agreement shall be amended by adding a new Section
6.22 as follows:

           "SECTION 6.22 Drilling. From and after January 1, 2005, Borrower shall not drill any new wells (other than the 26 wells originally budgeted to be drilled during December 2004) until (i) at least 200 wells have been connected to Borrower's gathering system since January 1, 2005 and (ii) gross daily production is at least 43mmcfe/d for any 20 of the last 30 days (the "Drilling Recommencement Date"). Following the Drilling Recommencement Date and prior to January 1, 2006, Borrower shall drill no more than 150 new wells; provided that following March 1, 2005 in no event shall the number of Wells InProgress as of the end of any month exceed 250."

           (w) Section 11.03(a) of the Credit Agreement is amended by adding the following language after the word "appraisers" and before the words "or other advisors" in the first sentence following clause (iv):

      ", independent petroleum engineers."

           (x) Schedule 1.01(c) (Subsidiary Guarantors) is replaced by the new
Schedule 1.01(c) attached hereto as Annex I.

           (y) Exhibit C is replaced by the new Exhibit C attached hereto as Annex II.

           (z) Exhibit D is replaced by the new Exhibit D attached hereto as Annex III.

           (aa) Exhibit E is replaced by the new Exhibit E attached hereto as Annex IV.

           SECTION 2.Waiver. Borrower has requested and the Lenders agree, subject to the satisfaction of the conditions set forth in Section 3, to waive the Defaults or Event of Defaults caused by Borrower not complying with the following sections of the Credit Agreement:

           (a) The Maximum Total Leverage Ratio requirement contained in Section 6.10(a) for the Test Period ending November 30, 2004.

           (b) The Minimum Interest Coverage Ratio requirement contained in
Section 6.10(c) for the Test Period ending November 30, 2004.

           (c) The requirement to pay the Default Rate of interest pursuant to
Section 2.06.

           (d) The budget delivery provision of Section 5.01(h).

           (e) If the Additional Subordinated Notes issued pursuant to the Additional Subordinated Notes Agreement are deemed not to have been incurred pursuant to Section 6.01(f) or Section 6.01(k), the incurrence of such Indebtedness and the failure to comply with the mandatory prepayment provisions set forth in Section 2.10(d).

           SECTION 3.Conditions to Effectiveness. This Amendment shall become effective when, and only when and if:

           (a) the Administrative Agent (or its counsel) shall have received from (A) Lenders constituting (i) the Requisite Lenders and (ii) those Term B Lenders representing the entire amount of the Additional Term B Loan Commitment and (B) each of the other parties hereto, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

           (b) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects;

           (c) Borrower has paid the Administrative Agent (i) for the account of the Lenders, an amount equal to 0.125% of the aggregate principal amount of the Loans held by the Lenders who provide a consent (but not with respect to any Additional Term B Commitment) and (ii) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in accordance with the terms of Section 11.03 of the Credit Agreement;

           (d) Borrower shall have paid the fees set forth in the arrangement letter related to this Amendment.

           (e) all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent;

           (f) after giving effect to the Amendment, no Default or Event of Default has occurred and is continuing;

           (g) the Borrower shall have received at least $7.0 million of gross proceeds from the issuance of Additional Subordinated Notes; and

           (h) the Borrower shall deliver any other certificates or documentation the Administrative Agent may reasonably request.

           SECTION 4.Representations and Warranties; No Default. The Borrower hereby confirms that, after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement and hereby affirms and restates the representations and warranties made by it in the Credit Agreement and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof, except to the extent that any such representation and warranty specifically relates to an earlier date.

           SECTION 5.Miscellaneous.

           (a) This Amendment relates only to the specific matters covered herein and shall not constitute a consent to or waiver or modification of any other provision, term or condition of the Credit Agreement.

           (b) All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement shall remain in full force and effect except as expressly provided herein.

           (c) From and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereof," "herein," "hereby" or words of like import shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

           (d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

           (e) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

           (f) This Amendment shall be binding upon the Borrower, the Guarantors, the Agents and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Agents and the Lenders and the successors and assigns of the Agents and the Lenders. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

           (g) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

           IN WITNESS WHEREOF, the Borrower and each of the undersigned Agents and Lenders have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the date first above written.

                               QUEST CHEROKEE, LLC



                               By: /s/ Jerry D. Cash
                                   -------------------------------------
                                   Name:  Jerry D. Cash
                                   Title: CEO



                               BLUESTEM PIPELINE, LLC
                                 by Quest Cherokee, LLC, its sole member

                               By: /s/ Jerry D. Cash
                                   -------------------------------------
                                   Name:  Jerry D. Cash
                                   Title: CEO



                               QUEST OILFIELD SERVICE, LLC
                                 by Quest Cherokee, LLC, its sole member

                               By: /s/ Jerry D. Cash
                                   -------------------------------------
                                   Name:  Jerry D. Cash
                                   Title: CEO

                               UBS SECURITIES LLC, as Arranger, Syndication
                                 Agent and Documentation Agent

                               By: /s/ Vincent A. Repaci
                                   -------------------------------------
                                   Name:  Vincent A. Repaci
                                   Title: Executive Director



                               By: /s/ Warren Jervey
                                   -------------------------------------
                                   Name:  Warren Jervey
                                   Title: Director and Counsel
                                          Region Americas Legal

                               UBS AG, STAMFORD BRANCH, as Issuing Bank, LC
                               Facility Issuing Bank, Administrative Agent and
                                Collateral Agent



                               By: /s/ Wilfred V. Saint
                                   -------------------------------------
                                   Name:  Wilfred V. Saint
                                   Title: Director



                               By: /s/ Richard L. Tavrow
                                   -------------------------------------
                                   Name:  Richard L. Tavrow
                                   Title: Director

                               UBS LOAN FINANCE LLC, as Swingline Lender



                               By: /s/ Wilfred V. Saint
                                   -------------------------------------
                                   Name:  Wilfred V. Saint
                                   Title: Director



                               By: /s/ Richard L. Tavrow
                                   -------------------------------------
                                   Name:  Richard L. Tavrow
                                   Title: Director

                               UBS LOAN FINANCE LLC, as a Lender



                               By: /s/ Wilfred V. Saint
                                   -------------------------------------
                                   Name:  Wilfred V. Saint
                                   Title: Director



                               By: /s/ Richard L. Tavrow
                                   -------------------------------------
                                   Name:  Richard L. Tavrow
                                   Title: Director



                               UBS AG, STAMFORD BRANCH, as a Lender



                               By: /s/ Wilfred V. Saint
                                   -------------------------------------
                                   Name:  Wilfred V. Saint
                                   Title: Director



                               By: /s/ Richard L. Tavrow
                                   -------------------------------------
                                   Name:  Richard L. Tavrow
                                   Title: Director

                               AMMC CDO II, LIMITED
                                By: American Money Management Corp.,
QUEST CHEROKEE                      as Collateral Manager, as a Term B Lender


                               By: /s/ Chester M. Eng
                                   -------------------------------------
                                   Name:  Chester M. Eng
                                   Title: Senior Vice President



                               AMMC CLO III, LIMITED
                                By: American Money Management Corp.,
QUEST CHEROKEE                      as Collateral Manager, as a Term B Lender


                               By: /s/ Chester M. Eng
                                   -------------------------------------
                                   Name:  Chester M. Eng
                                   Title: Senior Vice President



                               AMMC CLO IV, LIMITED
                                By: American Money Management Corp.,
QUEST CHEROKEE                     as Collateral Manager, as a Term B Lender


                               By: /s/ Chester M. Eng
                                   -------------------------------------
                                   Name:  Chester M. Eng
                                   Title: Senior Vice President

                                Erste Bank der Oesterreichischen Sparkassen AG,
                                   as a Term B Lender

                                By: /s/ Bryan J. Lynch
                                    -------------------------------------
                                    Name:  Bryan J. Lynch
                                    Title: 1st Vice President

                                By: /s/ Patrick W. Kunkel
                                    -------------------------------------
                                    Name:  Patrick W. Kunkel
                                    Title: Director



                                By: Callidus Debt Partners CDO Fund I, Ltd.
                                        By: Its Collateral Manager,
                                    Callidus Capital Management, LLC,
                                    as a Lender

                                By: /s/ Mavis Taintor
                                    --------------------------------------
                                    Name:  Mavis Taintor
                                    Title: Senior Managing Director

                                By: Callidus Debt Partners CLO Fund II, Ltd.
                                        By: Its Collateral Manager,
                                    Callidus Capital Management, LLC,
                                    as a Lender

                                By: /s/ Mavis Taintor
                                    --------------------------------------
                                    Name:  Mavis Taintor
                                    Title: Senior Managing Director



                                By: Callidus Debt Partners CLO Fund IIII, Ltd.
                                        By: Its Collateral Manager,
                                    Callidus Capital Management, LLC,
                                    as a Lender

                                By: /s/ Mavis Taintor
                                    --------------------------------------
                                    Name:  Mavis Taintor
                                    Title: Senior Managing Director

Dated this 18th day of February, 2005.

                                NATIONWIDE MUTUAL INSURANCE COMPANY

                                By: /s/ Thomas S. Leggett
                                    --------------------------------------
                                    Name:  Thomas S. leggett
                                    Title: Associate Vice President
                                           Public Bonds



Dated this 18th day of February, 2005.

                                NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

                                By: /s/ Thomas S. Leggett
                                    --------------------------------------
                                    Name:  Thomas S. leggett
                                    Title: Associate Vice President
                                           Public Bonds



Dated this 18th day of February, 2005.

                                NATIONWIDE LIFE INSURANCE COMPANY

                                By: /s/ Thomas S. Leggett
                                    --------------------------------------
                                    Name:  Thomas S. leggett
                                    Title: Associate Vice President
                                           Public Bonds



                                Oppenheimer Senior Floating Rate Fund,
                                as a Lender

                                By: /s/ Lisa Chaffee
                                    -------------------------------------
                                    Name:  Lisa Chaffee
                                    Title: AVP

                                HUDSON STRAITS CLO 2004, LTD.
                                By Royal Bank of Canada as Collateral Manager, as a Term B Lender

                                By: /s/ Sanjai Bhonsle
                                    ------------------------------------
                                    Name:  Sanjai Bhonsle
                                    Title: Authorized Signatory



                                SEQUILS-Glace Bay, Ltd.
                                By Royal Bank of Canada as Colleral Manager, as a Term B Lender

                                By: /s/ Sanjai Bhonsle
                                    ------------------------------------
                                    Name:  Sanjai Bhonsle
                                    Title: Authorized Signatory



                                FOXE BASIN CLO 2003, LTD.
                                By Roayl Bank of Canada as Collateral Manager, as a Term B Lender

                                By: /s/ Sanjai Bhonsle
                                    ------------------------------------
                                    Name:  Sanjai Bhonsle
                                    Title: Authorized Signatory

                                Venture CDO 2002, Limited, as a Lender
                                  By its investment advisor, MJX Asset
                                  Management LLC

                                By: /s/ Martin F. Davey
                                    ------------------------------------
                                    Name:  Martin F. Davey
                                    Title: Director



                                Venture II CDO 2002, Limited, as a Lender
                                  By its investment advisor, MJX Asset
                                  Management LLC

                                By: /s/ Martin F. Davey
                                    ------------------------------------
                                    Name:  Martin F. Davey
                                    Title: Director



                                Venture III CDO Limited, as a Lender
                                  By its investment advisor, MJX Asset
                                  Management LLC

                                By: /s/ Martin F. Davey
                                    ------------------------------------
                                    Name:  Martin F. Davey
                                    Title: Director

                                Venture IV CDO Limited, as a Lender
                                  By its investment advisor, MJX Asset
                                  Management LLC

                                By: /s/ Martin F. Davey
                                    ------------------------------------
                                    Name:  Martin F. Davey
                                    Title: Director



                                Vista Leveraged Income Fund, as a Term B Lender
                                  By its investment advisor, MJX Asset
                                  Management LLC

                                By: /s/ Martin F. Davey
                                    ------------------------------------
                                    Name:  Martin F. Davey
                                    Title: Director



                                TRS Callisto LLC, as a Lender

                                By: /s/ Alice L. Wagner
                                    ------------------------------------
                                    Name:  Alice L. Wagner
                                    Title: Vice President

                                Hamilton Floating Rate Fund, LLC,
                                as a Term B Lender

                                By: /s/ Dean Stephan
                                    ------------------------------------
                                    Name:  Dean Stephan
                                    Title: Managing Director



                                Diversified Income Strategies Portfolio, Inc., as a Term B Lender

                                By: /s/ Kevin Booth
                                    ------------------------------------
                                    Name:  Kevin Booth
                                    Title: Authorized Signatory



                                DEBT STRATEGIES FUND, INC.

                                By: /s/ Kevin Booth
                                    ------------------------------------
                                    Name:  Kevin Booth
                                    Title: Authorized Signatory

                                SENIOR HIGH INCOME PORTOLIO, INC.

                                By: /s/ Kevin Booth
                                    ------------------------------------
                                    Name:  Kevin Booth
                                    Title: Authorized Signatory



                                Diversified Income Strategic Portfolio, Inc.

                                By: /s/ Kevin Booth
                                    ------------------------------------
                                    Name:  Kevin Booth
                                    Title: Authorized Signatory



                                Merrill Lynch Global Investment Series:
                                Income Strategies Portfolio
                                By: Merrill Lynch Investment Managers, L.P.
                                    as Investment Advisor

                                By: /s/ Kevin Booth
                                    ------------------------------------
                                    Name:  Kevin Booth
                                    Title: Authorized Signatory



                                CITICORP INSURANCE AND INVESTMENT TRUST

                                By: Travelers Asset Management Investment
                                    Company, LLC, as a Term B Lender

                                By: /s/ Allen R. Cantrell
                                    ------------------------------------
                                    Name:  Allen R. Cantrell
                                    Title: Investment Officer

                                THE TRAVELERS INSURANCE COMPANY,
                                as a Term B Lender

                                By: /s/ Allen R. Cantrell
                                    ------------------------------------
                                    Name:  Allen R. Cantrell
                                    Title: Investment Officer



                                STONE TOWER CLO II LTD, as a Term B Lender

                                By: Stone Tower Debt Advisors LLC,
                                    as Collateral Manager

                                By: /s/ W. Anthony Edson
                                    -------------------------------------
                                    Name:  W. Anthony Edson
                                    Title: Authorized Signatory



                                New York Life Insurance Company,
                                as a Term B Lender

                                By: /s/ F. David Melka
                                    -------------------------------------
                                    Name:  F. David Melka
                                    Title: Investment Vice President

                                New York Life Insurance and Annuity Corporation, as a Term B Lender
                                By: New York Life Investment Management LLC
                                    Its Investment Manager

                                By: /s/ F. David Melka
                                    -------------------------------------
                                    Name:  F. David Melka
                                    Title: Director



                                ELF Funding Trust III, as a Term B Lender
                                By: New York Life Investment Management LLC
                                    as Attorney-In-Fact

                                By: /s/ F. David Melka
                                    -------------------------------------
                                    Name:  F. David Melka
                                    Title: Director

                                NYLIM Flatiron CLO 2003-1, Ltd.,
                                as a Term B Lender
                                By: New York Life Investment Management LLC
                                    as Collateral Manager and Attorney-In-Fact

                                By: /s/ F. David Melka
                                    -------------------------------------
                                    Name:  F. David Melka
                                    Title: Director



                                NYLIM Flatiron CLO 2004-1, Ltd.,
                                as a Term B Lender
                                By: New York Life Investment Management LLC
                                    as Collateral Manager and Attorney-In-Fact

                                By: /s/ F. David Melka
                                    -------------------------------------
                                    Name:  F. David Melka
                                    Title: Director

                                MainStay Floating Rate Fund, a series of
                                Eclipse Funds Inc., as a Term B Lender
                                By: New York Life Investment Management LLC

                                By: /s/ F. David Melka
                                    -------------------------------------
                                    Name:  F. David Melka
                                    Title: Director



                                Citigroup Investments Corporate Loan Fund Inc.
                                By: Travelers Asset Management International
                                    Company LLC

                                By: /s/ Roger Yee
                                    -------------------------------------
                                    Name:  Roger Yee
                                    Title: Roger Yee, VP
                                           Alternative Investment Strategies
                                           399 Park Ave./7th FL/Zn. 2
                                           Ph: (212) 559-9186

                                                                         ANNEX I



                                Schedule 1.01(c)
                                       to
                                Credit Agreement

                              Subsidiary Guarantor



Bluestem Pipeline, LLC

Quest Oilfield Service, LLC

                                                                        ANNEX II
                                                                       EXHIBIT C



                                    [Form of]
                                BORROWING REQUEST



UBS AG, Stamford Branch,
    as Administrative Agent for
the Lenders referred to below,
677 Washington Boulevard
Stamford, Connecticut  06901

Attention: [                 ]

                             Re: Quest Cherokee, LLC

                                                                          [Date]

Ladies and Gentlemen:

           Reference is made to the Credit Agreement dated as of July 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among QUEST CHEROKEE, LLC, a Delaware limited liability company ("Borrower"), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I of the Credit Agreement), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "Arranger"), documentation agent (in such capacity, "Documentation Agent") and syndication agent (in such capacity, "Syndication Agent"), UBS LOAN FINANCE LLC, as swingline lender (in such capacity,
"Swingline Lender"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and Issuing Bank. Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)  Class of Borrowing                 [Revolving Borrowing]
                                        [Term B Borrowing]

(B)  Principal amount of Borrowing1     ____________________


________________________
1 ABR and Eurodollar Loans must be in an amount that is at least $1,000,000 and an integral multiple of $500,000 or equal to the remaining available balance of the applicable Commitments.

(C)  Date of Borrowing (which is a Business Day)

(D)  Type of Borrowing [ABR] [Eurodollar]2

(E)  Interest Period and the last day thereof3

(F) Funds are requested to be disbursed to Borrower's account with UBS AG, Stamford Branch (Account No. ).

(G)  Proposed use of proceeds: _____________________________________________

(H) Borrower's cash balance as of the close of the Business Day immediately preceding the date hereof:_____________________________________________

(I) (1) [[For periods prior to January 1, 2007] Quarter-to-date Capital Expenditures (through the most recent month for which financial statements have been delivered under Section 5.01(c))] [[Thereafter] Excess Cash Flow Period-to-date Capital Expenditures (through the most recent month for which financial statements have been delivered under Section 5.01(c))]:
     ___________________________________

     (2) Comparison of number in (1) to permitted amount for the quarter or Excess Cash Flow Period as set forth in Section 6.10(e):
     __________________________________________

(J) Gross production volume for each of the last 30 days (please attach a list)

(K) 20-day average gross production using the highest production results achieved during any 20 of the last 30 days:____________________________

(L) For use only during calendar year 2005, please attach a list showing a summary of wells drilled since January 1, 2005, classifying wells according to one of two types: (i) one of 26 wells "carried over" from the 2004 drilling budget or (ii) one of up to 150 wells drilled (in addition to the 26 wells described in clause (i) above) after the Drilling Recommencement Date.


           Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b), (c) and (d) of the Credit Agreement are satisfied as of the date hereof.

________________________
2    Shall be ABR for Swingline Loans.

3    Shall be subject to the definition of "Interest Period"in the Credit
     Agreement.

                               QUEST CHEROKEE, LLC

                               By:
                                  ---------------------------------
                                    Title:  [Financial Officer]

                                                                       ANNEX III
                                                                       EXHIBIT D

                                    [Form of]
                             COMPLIANCE CERTIFICATE



           I, [ ], the [Financial Officer] of Quest Cherokee, LLC (in such capacity and not in my individual capacity), hereby certify that, with respect to that certain Credit Agreement dated as of July 22, 2004 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among QUEST CHEROKEE, LLC, a Delaware limited liability company, as borrower (the "Borrower"), the Guarantors party thereto, the Lenders party thereto, UBS SECURITIES LLC, as Arranger, Documentation Agent and Syndication Agent, UBS LOAN FINANCE LLC, as Swingline lender and UBS AG, STAMFORD BRANCH, as Administrative Agent and Collateral Agent:

           a. Attached hereto as Schedule 1 are detailed calculations4 demonstrating compliance by Borrower with Section 6.10 and Section 5.08 of the Credit Agreement. Borrower is in compliance with such Sections as of the date hereof. Attached hereto as Schedule 2 are detailed calculations setting forth the Borrower's Excess Cash Flow.5 Attached hereto as Schedule 3 is the report of [accounting firm].6

           b. The Borrower was in compliance with each of the covenants set forth in Section 6.10 of the Credit Agreement [at all times during and] since [ ].



________________________
4 To accompany annual and quarterly financial statements only. Which calculations shall be in reasonable detail satisfactory to the Administrative Agent and shall include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.

5    To be provided during the Excess Cash Flow Period.

6 To accompany annual financial statements only. The report must opine or certify that, with respect to its regular audit of such financial statements, which audit was conducted in accordance with GAAP, the accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof.

           c. No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.7

           d. Attached hereto as Schedule 4 is a list of all wells that have been connected to the Borrower's gathering system, information relating to Borrower's gross daily gas production and a list of all new wells drilled, in each case, for the applicable period and Wells-In-Progress as of the end of the applicable period. Borrower is in compliance with the provision of Section 6.22.


________________________
7 If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

Dated this [    ] day of [                 ], 20[  ].




                               [                               ]
                               By:
                                  ----------------------------
                                  Name:
                                  Title:   [Financial Officer]

                                   SCHEDULE 1
                                   ----------

                               Financial Covenants

     (A) Maximum Total Leverage Ratio:  Total
         Net Debt to Consolidated EBITDA

     Total Net Debt for the four quarter period
     ended [          ], 20[  ]                                 ________________

     Consolidated EBITDA                                        ________________

     Calculation of Consolidated EBITDA:

       Consolidated Net Income for such period,

         (1) plus, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income:

             (a) Consolidated Interest Expense and interest expense on the Subordinated Notes for such period, calculation:

             total consolidated interest expense under GAAP, plus or less, without duplication.

           plus imputed interest on Capital
             Lease Obligations and Attributable
             Indebtedness of Borrower and its
             Subsidiaries for such period;

           plus commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings for such period;

           plus amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Borrower or any of its Subsidiaries for such period;

           plus cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary) in connection with Indebtedness incurred by such plan or trust for such period;

           plus all interest paid or payable with respect to discontinued operations of Borrower or any of its Subsidiaries for such period;

           plus the interest portion of any deferred payment obligations of Borrower or any of its Subsidiaries for such period;

           plus all interest on any Indebtedness of Borrower or any of its Subsidiaries of the type described in clause (f) or (k) of the definition of "Indebtedness" for such period;

           less debt issuance costs, debt discount or premium and other financing fees and expenses directly related to the Transactions;

           less unrealized gains and losses with respect to Hedging Agreements; and

           less interest expense on the Subordinated Notes for such period.

           subtotal of Consolidated Interest Expense            ________________

             (b) plus interest expense on the Subordinated
             Notes for such period,                             ________________

             (c) plus the amortization expense of Borrower
             and its Subsidiaries for such period, determined
             on a consolidated basis in accordance with GAAP,   ________________

             (d) plus the depreciation expense of Borrower
             and its Subsidiaries for such period, determined
             on a consolidated basis in accordance with GAAP,   ________________

             (e) plus the tax expense of Borrower and its
             Subsidiaries, for such period, determined on a
             consolidated basis in accordance with GAAP,        ________________

             (f) plus costs and expenses directly incurred
             in connection with the Transactions (not to
             exceed $6.3 million),                              ________________

             (g) plus the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

       (2) subtracting therefrom, in each case only to the extent (and in the same proportion) added in determining Consolidated Net Income, (i) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business)for such period ________________ and (ii) any general and administrative expenses that are capitalized and added to the gross property, plant and equipment account during such period under the full cost method of accounting.

     Consolidated EBITDA                                        ________________

     Total Net Debt to Consolidated EBITDA                      [  ]:1.0

     Covenant Requirement                                       No more than
                                                                 [ ]:1.0

     (B)   Minimum Asset Coverage Ratio: PV-10 Value to Total
           Net Debt:                                            _______ : 1.0

     (C)   Minimum Interest Coverage Ratio:
           Consolidated EBITDA to Consolidated
           Interest Expense

     Consolidated EBITDA (calculated in
     accordance with clause (A))                                ________________

     Consolidated Interest Expense (calculated
     in accordance with clause (A))                             ________________

           Consolidated EBITDA to Consolidated
             Interest Expense                                   [    ]:1.0

           Covenant Requirement                                 Greater than or
                                                                equal to   :1.0

     (D)   Minimum Consolidated Fixed Charge
           Ratio:  Consolidated EBITDA to
           Consolidated Fixed Charges

     Consolidated EBITDA (calculated in accordance with
     clause (A))                                                ________________

     Consolidated Fixed Charges Calculation is
     Consolidated Interest Expense plus Consolidated
     Fixed Charges

     Consolidated Interest Expense (calculated
     in accordance with Clause (A))                             ________________

     Consolidated Fixed Charges calculation:

           Consolidated Interest Expense for such period;

           plus the aggregate amount of Capital Expenditures for such period (other than to the extent financed by Excluded Issuances or out of that portion of Excess Cash Flow not required to be applied to the Term B Loans pursuant to Section 2.10(g));

           plus all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period);

           plus the principal amount of all scheduled amortization payments on all Indebtedness
             (including the principal component of all Capital Lease Obligations) of Borrower and its
             Subsidiaries for such period (as determined on the first day of the respective period);

           plus the product of (i) all dividend payments on any series of Disqualified Capital Stock of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal; and

           plus the product of (i) all cash dividend payments on any Preferred Stock (other than Disqualified
             Capital

             Stock) of Borrower or any of its Subsidiaries (other than dividend payments to Borrower or any of its Subsidiaries) multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Borrower and its Subsidiaries, expressed as a decimal.

     Consolidated Fixed Charges Expense.                        ________________

     Consolidated EBITDA to Consolidated Fixed
     Charges                                                    [    ]:1.0

          Covenant Requirement                                  Greater than or
                                                                equal to
                                                                [    ]:1.0

     (E)   Maximum Capital Expenditures

             Capital Expenditures                               ________________

             Covenant Requirement                               No more than [ ]

     (F)   Prior to December 31, 2005, Revolving
           Loan Use of Proceeds

        Total Leverage Ratio is:

        Total Net Debt : Consolidated EBITDA

     Total Net Debt for the four quarter period
     ended [          ], 20[  ]                                 ________________

     Consolidated EBITDA (calculated in
     accordance with clause (A))                                ________________

                Total Net Debt to Consolidated EBITDA           [   ]:1.0

                Covenant Requirement                            Less than
                                                                3.5:1.0

                                   SCHEDULE 2
                                   ----------



     Excess Cash Flow Calculation:

     Net cash from operating activities for the Excess
     Cash Flow Period                                           ________________

           less principal payments of Term B Loans required by Section 2.09(a) that are actually made during such period;

           less the lower of actual Capital Expenditures and Budgeted Capital Expenditures during such period;
             and

           less Permitted Tax Distributions that are paid during such period or will be paid within six months after the close of such period.

     Excess Cash Flow                                           ________________

                                   SCHEDULE 3
                                   ----------



                  [Report of accounting firm, if applicable]

                                   SCHEDULE 4
                                   ----------



                                    [Attach:

1. a list of all wells connected to the Borrower's gathering system during the applicable period;
2. a report on Borrower's gross daily gas production for the applicable period;
3. a list of all new wells drilled for the applicable period; and
4. all Wells-In-Progress as of the end of the applicable period.]

                                                                        ANNEX IV
                                                                       EXHIBIT E

                                    [Form of]
                            INTEREST ELECTION REQUEST

UBS AG, Stamford Branch,
    as Administrative Agent
677 Washington Boulevard
Stamford, Connecticut  06901

Attention:  [                 ]

                                                                          [Date]

                             Re: Quest Cherokee, LLC

Ladies and Gentlemen:

           This Interest Election Request is delivered to you pursuant to
Section 2.08 of the Credit Agreement dated as of July 22, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among QUEST CHEROKEE, LLC, a Delaware limited liability company ("Borrower"), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I thereof), the Lenders, UBS SECURITIES LLC, as lead arranger (in such capacity, "Arranger"), documentation agent (in such capacity, "Documentation Agent") and syndication agent (in such capacity, "Syndication Agent"), UBS LOAN FINANCE
LLC, as swingline lender (in such capacity, "Swingline Lender"), and UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, "Administrative Agent") for the Lenders, collateral agent (in such capacity, "Collateral Agent") for the Secured Parties and Issuing Bank.

           Borrower hereby requests that on [__________]8 (the "Interest Election Date"),

           1. $[__________] of the presently outstanding principal amount of the Loans originally made on [__________],


________________________
8 Shall be a Business Day that is (a) the date hereof in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m., New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodollar Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 11:00 a.m. New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, in each case.

           2. and all presently being maintained as [ABR Loans] [Eurodollar Loans],

           3. be [converted into] [continued as],

           4. [Eurodollar Loans having an Interest Period of
      [one/two/three/six[/nine] months] [ABR Loans].

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

           (a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement); and

           (b) no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].9

                            [Signature Page Follows]


________________________
9 If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto.

           Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

                               QUEST CHEROKEE, LLC

                               By:
                                    -----------------------------------
                                    Name:
                                    Title: